Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 10, 2023, with respect to the financial statements of BIP Evergreen Venture Fund as of July 12, 2023 and for the period from August 10, 2022 (date of inception) to July 12, 2023, included in Amendment No. 2 to the Registration Statement (Form 10 No. 000-56550) and related Prospectus of BIP Ventures Evergreen BDC for the registration of shares of its beneficial interests, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 25, 2023